SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                               October 18, 2000

                          Central Capital Venture Corporation
           (Exact name of registrant as specified in its charter)


   Nevada                        0-9311                      87-0269260
State or other         (Commission File Number)                 IRS
Jurisdiction                                                  Employer
of incorporation)                                             Identification
                                                                Number)



       2660 TOWNSGATE ROAD, SUITE 310, WESTLAKE VILLAGE, CA 91361
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                             (805) 494-4766
           (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 3.  CHANGES IN MANAGEMENT

Pursuant to a Special Meeting of the Board of Directors on October 18,2000 duly carried out by Waiver pursuant to the Company's Bylaws, Mr. Bernie Budney proposed on his own merit to submitted his resignation to the then standing members of the Board of Directors of the Company. Upon motion duly made, seconded and unanimously carried it was, resolved, the Board of Directors unanimously accepted the resignation of Bernie Budney, as an Officer and Director of Central Capital Venture Corporation without qualification therein.

Below is a brief description of Mr. Budney's background as he supplied to the Board of Directors:


Bernie Budney - Executive Vice President, Director - Bernie Budney, age 39, had been the President of Millennium Information Systems Inc. (formerly a division of Telus Advertising Services, now DataNet Information Systems Inc., (an Investee of the Company) since 1995. From 1993 until 1995 he was President of OK Tires & Affordable Auto Center. Mr. Budney's educational credentials include an Honors Economic Degree from the University of Alberta in 1984. He is also a member of the Society of Registered Industrial Accountants, RIA Program.

DATED: October 13, 2000

(c) Exhibits

99.3 Board Minutes Dated October 18, 2000 in reference to the Resignation of Bernie Budney


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              Central Capital Venture Corporation
                                           (Registrant)

                              By: /s/ Lewis I. Williams IV
                              ---------------------------------
                                  Lewis I. Williams IV
                                  President & CEO

EXHIBIT INDEX

EXHIBIT NO.                               DESCRIPTION
---------- ------------------------------------------------------

99.3 Board Minutes Dated October 18, 2000 in reference to the Resignation of Bernie Budney